EXHIBIT 10.29

EXPLORATION AGREEMENT AND PURCHASE OPTION

The present Exploration agreement and purchase option is held in the city of Chihuahua, Chihuahua state dated May 15, 2006

Between:
MRS. TOMASA LOPEZ AMADO OF RASCON WIDOWED and MR. LEOPOLDO RASCON LOPEZ, both acting for their own rights, and also on its unique characters and universal heir, by the first and executor, for the second part of succession to property of the MR. JOSE MARIA RASCON RASCON;

MR. SABINO AMADOR RASCON POLANCO, by their own rights and representation of MR. GABRIEL AARON, MARIA ANTONIETA, CRUZ ALVARO Y JUAN, all of them last name RASCON POLANCO, all of them appearing in their characters unique and universal heirs to the succession to property of MRS. GUADALUPE POLANCO ANGUIANO DE RASCON and JUAN RASCON VALDEZ;

(Collectively hereinafter referred to as "Grantiners")

BY THE FIRST PART

AND

SUNBURST MINING DE MÉXICO S.A. DE C.V. Corporation under the laws of the MEXICO represented in this act for MR. MARIO HUMBERTO AYUB TOUCHE and ROBERT WAYNE KNIGHT in its character legal representatives with general powers to lawsuits and collection and acts of administration, residing in Av. División del Norte #305, Col. San Felipe, Chihuahua, Chih. C.P. 31063 (Hereinafter “Explorer”).

BY THE SECOND PART

CONSIDER THAT:
A.
the grantiners are 66.6% holders of the rights stemming from the granting mining titles Number 191086 it protects the rights of mining exploration on the lot “Segundo Santo Niño” located in the municipality of Moris, Chihuahua State (hereinafter “Granting Mining”).

B.
The grantiners want to give the explorer, and the explorer want to acquire, the exploration rights and purchase option of the 66.6% of ownership of the mine, subject to the terms and conditions agreed upon in this instrument.

THEREFORE under demonstrations and warranties mutually declared by the parties to this contract, the parties agree as follows:

SECTION 1
ANNEXES AND DEFINITIONS

1.1.	The following annexes form parts of the Agreement:

Appendix A – English version
Appendix B – title for mining concession #191086

1.2. The following terms shall, when used in this Agreement, the meaning and interpretation which then brought (unless expressly provided in the agreement or if the context requires otherwise):

This agreement  means this Agreement, as supplemented or amended by the parties,

Area of Influence mean surface area encompassing the perimeter of the area covered by the Mining Concession,

Exploration Rights means all the rights described in Part 6 of this Agreement;

Option means the right of option granted by Licensees to the Explorer II for the purchase of 100% ownership of the Mining Concession pursuant to Section 4.

Period of Option means the duration of the option, beginning on the date of signing of this Agreement and completing the fifth annual anniversary of that date.

Notice of Exercise means that previously the Explorer must notify in writing Licensees its intention to exercise the option.

Sales Act through which Graintiners transmitted to the Explorer one hundred percent of the ownership of the mining concession.

SECTION 2
MANIFESTATIONS and GUARANTEES OF GRANTINERS

2.1 The Grantiners say and agree with the Explorer:

(a) Licensees are 66.6% of the Concession holders Mining and maintain such ownership to enable the Explorer exercise of the right of option under this Agreement,

(b) Mining Concession are, as of the date of the signing of this Agreement and will continue during the same lavigencia free of any lien, encumbrance and claim the third and one in full compliance with the obligations
Imposed by the Mining Act and Regulations

(c) any other person, firm or corporation has entered into any contract or option, or have any right or privilege which might become contract or option to purchase or acquisition of the Mining Concession,

(d) there is no claim against or conflict related to the ownership of the Mining Concession, and is not aware that there are bases for the above, and any person in possession of any royalty or other legal interest of any kind with respect to mineral production Granting of the Mining,

(e) Provision Miner has been duly and validly located, and is Correctly described in "m this Agreement,

(f) while this agreement is in force Licensees:

a. Not reduce or submit application to reduce the surface area of the lot covered by the Mining Concession, without the written consent of the Explorer,

b. Not taxed, or offer a warranty affect the rights stemming from the Mining Concession,

c. Perform any act that is required, necessary or prudent to prevent and to prevent any third serious or affects, or attempts to encumber or affect the rights arising from the Mining Concession,

d. Guarantee and ensure the peaceful possession and enjoyment of rights
Given to the Explorer in this Agreement, and

e. Not engage in any act that is inconsistent with the transaction
Covered by this instrument.

2.2 The Grantiners are obliged to continue the formalities of trials and inheritance intestament completion in each of the cases within six (6) months, so that there is no obstacle or legal impediment to make the sale final. To ensure compliance with the obligation previously contracted Licensees will leave irrevocable special power for acts of administration to manage the continuity of the successions intestament trials and to register the contract for the sale of 100% (one hundred) (percent) ownership of the mining concession in the public register of mining, the power of reference will be awarded to Messrs. Mario Humberto Ayub Touché and Francisco Javier Moctezuma Aguiñaga to be exercised in a manner separate.

The power granted by this clause shall be irrevocable. Have been granted as a condition of this contract and also as a means for the dealers comply with the obligations they made for themselves, on such terms and for the purposes of rule 2596 (two thousand five hundred and ninety-six) of the Federal Civil Code and its correlative of the Civil Code for the State of Chihuahua. The rule reads as follows, in the matter: "The principal may revoke the mandate as and when it sees fit; least in those cases where award was stipulated as a condition in a bilateral contract, or as a means to fulfill an obligation Contracted "

For the attorneys appointed in the preceding paragraph of this section are entitled to exercise the power of the same subject, simply have passed 30 (thirty) days from the signing. Of this contract and have not done any management in the respective courts for further formalities of trials inheritance, or who have not completed the formalities have been completed the trial within a period of 6 (six) months from the signing of this contract .

SECTION 3
EXPRESSIONS OF THE GUARANTEES and EXPLORADORA

3.1           The Explorer represents and warrants to Licensees:

(a)is a company limited capital variable in existence and duly constituted under the laws of the United Mexican States and is capable accordance with the law to celebrate this event,

(b) has the legal capacity required under law to acquire as owner: (i) ownership of mining claims located within the territory of the United Mexican States, in accordance with Article 11 of the Mining Law in force, and (ii ) located outside the actual rights constitutionally restricted area within Mexican territory in accordance with Article 10 - A of the Foreign Investment Law and Article 8 of Regulation,

(c) is abreast with their obligations to register the Public Registry of Mining and the National Registry of Foreign Investment

(d) has obtained all approvals, licenses and registrations required to conclude this contract and to be bound by its terms, and in particular for the acquisition of Grantiners Choice.

SECTION 4
ACQUISITION OF THE OPTION

4.1. The Grantiners granted by this reference to the Explorer, and the Explorer acquires, the exclusive right and option, but not the obligation, to buy 66.6%, equivalent to 2 / 3 of ownership of the Mining Concession, and unilaterally undertake to sell the title to the Explorer, free of charge, loading, constraint domain and any third party, under the terms and conditions agreed upon in this Agreement.

4.1.1. The parties agree that they shall be considered as the Explorer, the option will be exercised to pay the Concesionarias $ 255000.00 USD (two hundred and fifty-five thousand dollars of the United States of America 00/100) (the "Purchase Price ") as follows: (A preparción of 33.33% each of the three parties).

A) $ 5000 (Five Thousand Dollars of the United States of America 00/100) paid dated February 13. 2005.

B) $ 10000 (Ten thousand dollars in the United States 00/100) to
Date of the signing of this Agreement.

C) $ 10000 (Ten thousand dollars in the United States 00/100) at 6
Months following the date of signing of this Agreement

D) $ 10000 USD (Ten thousand dollars in the United States 00/100) at 12
Months following the date of signing of this Agreement

E) $ 15000 USD (Fifteen thousand dollars in the United States 00/100) to
18 months following the date of signing of this Agreement.

F) $ 15000 USD (Fifteen thousand dollars in the United States 00/100) to
24 months following the date of signing of this Agreement.

G) $ 20000 USD (Twenty Thousand dollars in the United States 00/100) to 30 Months following the date of signing of this Agreement.

H) $ 20000 USD (Twenty Thousand dollars in the United States of America 00/100) at 36 Months following the date of signing of this Agreement.

I) $ 30000 USD (Thirty thousand dollars from the United States of America 00/100) to 42 months following the date of signing of this Agreement.

J) $ 120000 $ (one hundred Twenty thousand dollars of the United States of America 00/100) for the 48 months to the exercise of the Option and the transmission to the Explorer 100% ownership of the Mining Concession.

The payment of any amount of money provided in clause 4.1.1. Incised, a), b), c), d), e), f), g), h), v), and j) will be divided into three equal parts corresponding to the 33.33% each of the three dealerships.

4.2. Completion Advance. This contract contains an option and a right of unilateral promise of sale provided by the Grantiners to the Explorer only. The Explorer, but not the Grantiners, may at any time prior to the exercise of the Option, to waive their rights and advance to terminate this Agreement by written notice to the representative of the Grantiners or those with thirty (30) days in advance; in the event of such termination early this agreement shall cease to have legal effect, except for the obligations of the Explorer generated prior to the effective date of such termination.

4.3. Additional Obligations. During the Option Period, the Explorer must make the payment for the rights of mining applicable from 2nd. Semester 2006, and check the make and works of exploration or exploitation, if any, corresponding from the year 2006, as mandated in the Mining Law and its Regulations.

SECTION 5
EXERCISE OF THE OPTION

5.1. Prior to the exercise of the option in accordance with Clause 4.1. The Explorer must provide written notice to Licensees its intention to exercise the Option (the "Notice of Exercise"). At the exercise of the Option; Licensees and the Explorer notary must sign and ratify a contract for the sale (the "Sale") by which will be transmitted to the Explorer 100% ownership of the Mining Concession (free of all lien, load, or affectation claim the third one) without any additional benefit for dealers apart from the Purchase Price.

5.2. The Notice of Exercise shall contain (a) the irrevocable intention to exercise the Explorer Option (b) the date, time and place where Licensees must appear in the Explorer to sign and ratify before a notary public Sales and (c) Sales of a project which contain strictly to the terms and conditions set forth in this Agreement.

SECTION 6
And EXPLORATION RIGHTS OF ACCESS

6.1. During the Period of the Option, the Explorer, its officers, employees and independent contractors shall have the right with respect to the Mining Concession and cónforme to Mexican law from engaging in any activity aimed at the identification of mineral deposits in any portion of the Concession Mining and the quantification and assessment of mineral reserves to determine whether they are economically profitable, including:

(A) access to the area that includes such Mining Concessions,

(B) prospect, explore and develop any other activity that sapped the Explorer deems advisable, including, without limitation, drilling, zanjeo activities excavation, measuring geological, geochemical and geophysics and mapping of the results obtained by them, including Measuring air; sampling of soil, sediments and rocks; analysis and metallurgical tests on samples tested for mineral content of all samples and tests for pilot plant;

(C) to build or locate on the Mining Concession any building, plant, machinery and equipment to recommend the Explorer, and

(D) remove the Mining Concession and dispose of quantities. Reasonable minerals and
Metals for the purpose of obtaining testing or development of other evidence

(Collectively, the "Exploration Activities").

SECTION 7
TERMINATION OF THE OPTION

7.1. If this contract is terminated early as provided in Section 4.2., The Explorer must deliver to the representative of the grantiners or those, within ninety (90) days after such termination, a copy of the entire report, map, a result test and other relevant technical information that is in possession of the Explorer with regard to the Mining Concession.

SECTION 8
Assignment

8.1. The Explorer, but not Dealers, may at any time during the Option Period, sell, transmit or in any way dispose of any part of their acquired rights in this contract (without additional requirement of consent by Licensees), with the only condition being that any transferee, acquiring or successor of such rights or interests must first assume all the obligations of the Explorer agreed in this Agreement. The Licensees may convey to others their rights acquired in this Agreement by the prior written consent of the Explorer. The Licensees may transmit to any person controlled by it acquired rights in this Agreement by notice in writing to the Explorer.

SECTION 9
Unforeseeable circumstances or force majeure

9.1. Should the Explorer at any time during the Option Period or thereafter be prevented or delayed in the performance of any obligations under this Agreement because of strikes, which restricts normal operations, delays boarding or for any other reason or reasons beyond the control of the Explorer, the deadline for compliance with the obligation on the part of the Explorer should be extended for a period of time equal to the period of such delay or impediment.

9.2. The Explorer shall, within a period of thirty (30) days notice to the Grantiners in each case of fortuitous event or force majeure referred to in Section 9.1. And once that the event should cease further notice to that effect, enclosing the particularities of the number of days for which the implementation of the obligations of the Explorer have been extended as a result of that event, as well as all previous cases of fortuitous event or force majeure.

SECTION 10
FAILURE AND TERMINATION

10.1. If at any time during the term of this Agreement of the parties (hereinafter, the "breach part") violates any of its obligations agreed to in this Agreement is in or falsity of any of its manifestations or conventions declared in the Similarly, the other party shall have the right to terminate this Agreement at unilaterally and without resolution or interpellation court, but only IF

(A) such party has delivered previously to the breach part a notice of default to describe the peculiarities of the obligation (s) (is) breached (s) or event (s) (s) or fake agreement (s) (s) and

(B) the party has not corrected breach such failure within a period of thirty (30) days posteriors  such notification or not has begun procedures to remedy such breach through timely payment or compliance with the requirement (s) (is) breached ( s).

SECTION 11
NOTICES

11.1. All notices or notices to be provided between the parties as a result of the implementation, enforcement or execution of this Agreement shall be in writing and shall be addressed to the parties to address that corresponds to their last home expressed for purposes of this Agreement, which until there is no written communication to the contrary that it should be understood as follows:

In the Explorer:
Sunburst Mining of Mexico, S.A. De C.V.
Attention: Mario H. Ayub Touche
Av. Division del Norte. 305, Col. San Felipe Chihuahua, Chihuahua, Mexico.
Tel. (614) 414-5140
Fax. (614) 414-5140
A Licensees:
Mr. Leopoldo Lopez Rascon
Calle Campo de Cebada # 9314
Col. Campo Bello III
Tel: 498-75-98
Fax:

The parties may change their homes by notifying the other party with ten (10) days in advance.

11.2. All notices must be made: (i) in person, or (ii) by electronic means, with subsequent confirmation by registered or certified mail asking for the confirmation of receipt, or (iii) by registered or certified mail asking for the confirmation of receipt or by express parcel service business. Any notification will be valid and will be deemed to have been received (i) if it was made in person, on the date on which it was made if it was done during normal working hours, and if it was not done during normal working hours, the business day following the date of the notification, (ii) if done through electronic means, on the business day following the receipt of the confirmation is sent by registered or certified mail, and (iii)
If only it was made by mail or parcel business on the business day following its welcome.

SECTION 12
APPLICABLE LAW AND COURTS

12.1. For purposes of interpretation, enforcement and execution of this Agreement shall apply the provisions of the Mining Law and its Regulations, the Code of Commerce and the Federal Civil Code. In the case of interpretation, performance or execution of this Agreement, or interpretation of what is not expressly provided for therein, the parties expressly submit to the jurisdiction of the state and federal courts located and competition in the City of Chihuahua State Chihuahua, renouncing the jurisdiction of any other court, tribunal or court of any nature, which might be entitled under existing or future home, or under any legal provision that was or could be applicable.

SECTION 13
GENERAL

13.1. The parties shall act in good faith and mutual cooperation in all matters relating to this Agreement, it being understood that:

(A) such a relationship should not impose on any of them any obligation or Agreed to separate responsibility in this Agreement,

(B) This Agreement shall not constitute or create a partnership between the parties or
Create any obligation jointly or individually and jointly between them,

(C) neither party shall have authority to act, or assume any obligation or Responsibility on behalf of the other party, except as expressly provided in this Agreement.

13.2. This Agreement contains the entire agreement of the parties with respect to the object, which cancels the same and nullifies any other agreement, agreement or letter of intent, either verbal or written, that the parties have held for that object.

13.3. This Agreement may not be amended, unless such changes are made in a letter signed by the parties.

13.4. The parties shall perform or promote the timely realization of any act or signing any document that reasonably required or recommended accordance with the law to implement the will of the parties contained in this Agreement.

13.5. This contract benefits and obligates the parties and their respective successors and assigns.

13.6. This Agreement and the rights and obligations agreed by the parties thereto are strictly limited to the Mining Concession Area and the Internet. Each party shall have the free and unrestricted right to recruit, develop or benefit from other

Business of any nature, whether or not in competition with the activities covered by this Agreement, without being required to disclose these activities to the other party or invite them to participate or allow such participation, including, without limitation, rights-related businesses mining rights in rem or contiguous with the Area of Interest or who have previously formed part of the surface area of the Mining Concession

13.7. Except as expressly provided in this Agreement, the dealer must keep confidential all information relating to this Agreement and the Mining Concession and shall not use such information for activities other than those provided in this Agreement or disseminate publicly, unless commandment is required by law.

13.8. The parties have signed this contract in the Spanish and English languages in case of discrepancy between the two versions, I ~ s Spanish version will prevail. The parties acknowledge having obtained legal advice and independent enough to have read and understood (through interpreters and their respective legal counsel) the legal effect and validity of this Agreement in Spanish and English versions. The English version is attached for reference as Exhibit A, which form an integral part of the same for all legal purposes which may apply.

CONSTANClA IN THE FOREGOING, the parties have signed this Agreement on the date indicated above.

THE “GRANTINERS"
MRS. TOMASA LOPEZ  OF RASCON WIDOWED and  MR. LEOPOLDO RASCON LOPEZ, both acting on their own rights, and also in their characters unique and universal heir, by the first and executor, for the second part of succession to property of the MR. JOSE MARIA RASCON RASCON;
MR. SABINO AMADOR RASCON POLANCO, for their own rights, QUINTIN RASCON POLANCO, for their own rights and representing the MR. GABRIEL AARÓN, MARIA ANTONIETA, ALVARO CRUZ AND JUAN, all of surnames RASCON POLANCO, appearing all in their characters unique and universal heirs to the succession to property of MR. GUADALUPE POLANCO ANGUIANO DE RASCON and JUAN RASCON VALDEZ;

THE "EXPLORADORA"
SUNBURST MINING OF MEXICO, S.A. DE C. V.